      As filed with the Securities and Exchange Commission on July 31, 1997
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         UNIQUE CASUAL RESTAURANTS, INC.
             (Exact name of Registrant as Specified in Its Charter)

        DELAWARE                                      04-3370491
(State of Incorporation)                (I.R.S. Employer Identification Number)

                               ONE CORPORATE PLACE
                                55 FERNCROFT ROAD
                             DANVERS, MA 01923-4001
                                 (508) 774-9115
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            UNIQUE CASUAL RESTAURANTS, INC. 1997 STOCK PURCHASE PLAN

                            (Full Title of the Plan)
                            ------------------------

                              WILLIAM H. BAUMHAUER
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         UNIQUE CASUAL RESTAURANTS, INC.
                               ONE CORPORATE PLACE
                                55 FERNCROFT ROAD
                        DANVERS, MASSACHUSETTS 01923-4001
                                 (508) 774-9115
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                 With copies to:
                        CHARLES W. REDEPENNING, JR., ESQ.
                         UNIQUE CASUAL RESTAURANTS, INC.
                               ONE CORPORATE PLACE
                                55 FERNCROFT ROAD
                        DANVERS, MASSACHUSETTS 01903-4001
                                 (508) 774-9115

                            ------------------------

                                                   CALCULATION OF REGISTRATION FEE
============================================================================================================================
  Title of Securities Being      Amount to be          Proposed Maximum            Proposed Maximum           Amount of
          Registered           Registered(1)(2)   Offering Price Per Share(3)  Aggregate Offering Price(3)  Registration Fee
----------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01   400,000 shares             $6.84375                   $2,737,500                $830
          per share
============================================================================================================================

(1)  Plus such additional number of shares as may be required pursuant to the 1997 Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)  This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for the
     Registrant's common stock, par value $0.01 per share (the "Common Stock"), as reported on the Nasdaq National Market on July
     24, 1997.

=============================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

     Unique Casual Restaurants, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a)  The Registrant's Registration Statement on Form 10, filed pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b)  Not Applicable; and

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 10, filed pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
          -------------------------

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable.


Item 6.   Indemnification of Directors and Officer.
          ----------------------------------------

     The Registrant is a Delaware corporation. Reference is made to Section 145(a) and Section 145(b) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him or her connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorney's fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by vote of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

     The Amended and Restated By-laws of the Registrant provide that directors and officers of the Registrant shall be, and, in the discretion of the Board of Directors, non-officer employees may be, indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, and under certain circumstances in connection with service for or on behalf of DAKA International, Inc. ("DAKA"). The Amended and Restated By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. The Amended and Restated Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     In addition, the Registrant has entered into Indemnification Agreements with its directors and officers (the "Indemnitees"), pursuant to which the Registrant has agreed to advance expenses and indemnify such Indemnitees against certain liabilities incurred in connection with their services as executive officers and/or directors of the Registrant and in connection with their services as executive officers and/or directors of DAKA prior to the consummation of Compass Holdings, Inc.'s tender offer (the "Offer") for all of the shares of common stock, par value $.01 per share, of DAKA (and, with respect to the non-employee directors, prior to the consummation of the merger (the "Merger") of Compass Interim, Inc. with and into DAKA). In the event of a proceeding brought against an Indemnitee by or in the right of the Registrant or DAKA, such Indemnitee shall not be entitled to indemnification if such Indemnitee is adjudged to be liable to the Registrant or DAKA, as the case may be, if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the Registrant in such event if, and only to the extent that, the Court of Chancery of the State of Delaware, or another court in which such proceeding shall have been brought or is pending, shall determine.

     Under the terms of each Indemnification Agreement, the Registrant shall advance all reasonable expenses incurred by or on behalf of such Indemnitee in connection with any proceeding in which Indemnitee is involved by reason of Indemnitee's service to the Registrant or by reason of Indemnitee's service to DAKA prior to the consummation of the Offer (and, with respect to the Independent Directors, prior to the consummation of the Merger) within ten days after the receipt by the Registrant of a statement from such Indemnitee requesting such advance. Such statement shall include, among other things, an undertaking by or on behalf of such Indemnitee to repay any expenses so advanced if it shall be ultimately determined that such Indemnitee is not entitled to indemnification against such expenses.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not Applicable.


Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


Exhibit
-------

   5.1 Opinion of Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
  10.1     Unique Casual Restaurants, Inc. 1997 Stock Purchase Plan.
  10.2 Summary Plan Description for the Unique Casual Restaurants, Inc. 1997 Stock Purchase Plan.
  23.1     Consent of Deloitte & Touche LLP, Independent Auditors.
  23.2     Consent of Arthur Andersen LLP, Independent Public Accountants.
  23.3 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
  24.1     Powers of Attorney.


Item 9.   Undertakings.
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Danvers, the Commonwealth of Massachusetts, as of the 30th day of July, 1997.


                                        UNIQUE CASUAL RESTAURANTS, INC.



                                        By:                 *
                                            -----------------------------------
                                            William H. Baumhauer, Chairman of
                                            the Board, President and Chief
                                            Executive Officer



    Signature                       Capacity                         Date
    ---------                       --------                         ----


          *                   Chairman of the Board, President    July 30, 1997
--------------------------    and Chief Executive Officer
William H. Baumhauer          (Principal Executive Officer)


          *                   Director                            July 30, 1997
--------------------------
Allen R. Maxwell


          *                   Director                            July 30, 1997
--------------------------
Erline Belton


          *                   Director                            July 30, 1997
--------------------------
E.L. Cox


          *                   Director                            July 30, 1997
--------------------------
Joseph W. O'Donnell


          *                   Director                            July 30, 1997
--------------------------
Alan D. Schwartz


          *                   Director                            July 30, 1997
--------------------------
Dean P. Vlahos


          *                   Senior Vice President, Treasurer    July 30, 1997
--------------------------    and Chief Financial Officer
Donald C. Moore               (Principal Financial and Accounting
                              Officer)


* By: /s/ Charles W. Redepenning, Jr.
      -------------------------------------
      Charles W. Redepenning, Jr.
      Senior Vice President, Secretary
      and General Counsel,
      as attorney-in-fact

                                  EXHIBIT INDEX



Exhibit No.                       Description
-----------                       -----------


     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
    10.1    Unique Casual Restaurants, Inc. 1997 Stock Purchase Plan.
    10.2 Summary Plan Description for the Unique Casual Restaurants, Inc. 1997 Stock Purchase Plan.
    23.1    Consent of Deloitte & Touche LLP, Independent Auditors.
    23.2    Consent of Arthur Andersen LLP, Independent Public Accountants.
    23.3 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
    24.1    Powers of Attorney.